SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) April 4, 2003

NORD PACIFIC LIMITED
(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-19182	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

40 Wellington Row, Suite 2100, Scotia Plaza
Saint John, New Brunswick, Canada (Address of Principal Executive Offices)	E2L 4S3 (Zip Code)

 Registrant's telephone number, including area code: (506) 633-3800

Item 5.            Other Events

Agreement was entered into on March 31, 2003 between Nord Pacific Limited and Mark R. Welch, President and Chief Executive Officer of Nord Pacific Limited pursuant to which 4,000,000 shares of common stock valued at $0.13 per share (rounded) were issued in trust for the benefit of Mr. Welch (and his wife) in consideration of his agreement to cancel his Retirement Benefits Agreement entered into on November 20, 2001. The Retirement Benefits Agreement (RBA) is currently subject to a derivative shareholder action brought on December 31, 2002 against Mr. John B. Roberts, Ms. Lucile Lansing and Mr. Welch, directors of the Corporation, by Nord Resources Corporation and Ronald A. Hirsch.  The agreement with Mr. Welch is attached to this Form 8-K and as set forth therein, the agreement provides that Mr. Welch has reserved all rights under an earlier 1997 retirement arrangement in the event that the current litigation concerning the 2001 Retirement Benefits Agreement is resolved adversely to Mr. Welch and the Corporation.

A copy of the agreement which contains additional details concerning the transaction is attached as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2003	By: /s/ Mark R. Welch
Mark R. Welch
President & CEO